UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

RUTH’S HOSPITALITY GROUP, INC. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51485 (Commission File Number)	72-1060618 (IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100, Winter Park, FL 32789 (Address of Principal executive offices, including Zip Code)

(407) 333-7440 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on November 16, 2014, Ruth’s Hospitality Group, Inc. and certain of its affiliates (collectively, the “Company”) and Landry’s, Inc. and Mitchell’s Entertainment, Inc., an affiliate of Landry’s Inc. (together with Landry’s Inc., “Landry’s”), entered into an asset purchase agreement pursuant to which the Company agreed to sell its Mitchell’s Fish Market and Mitchell’s/Cameron’s Steakhouse restaurants (collectively, the “Mitchell’s Restaurants”) and related assets to Landry’s.

On January 21, 2015, the Company closed the sale of the Mitchell’s Restaurants and related assets for a purchase price of $10 million. The assets sold consist primarily of leasehold interests, leasehold improvements, restaurant equipment and furnishings, inventory, and related intangible assets, including brand names and trademarks associated with the 21 Mitchell’s Restaurants.

Item 2.02. Results of Operations and Financial Condition.

On January 27, 2015, the Company released preliminary and unaudited quarterly condensed consolidated financial statements for the thirty-nine weeks ended September 28, 2014 and the fiscal year ended December 29, 2013, which have been revised to reclassify the Mitchell’s Restaurants’ operating results as discontinued operations. The unaudited quarterly condensed consolidated financial statements, along with reconciliations of non-GAAP measures used therein, are attached hereto as Exhibit 99.1 and furnished herewith.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 21, 2015 and in connection with the closing of the sale of the Mitchell’s Restaurants and related assets, Peter J. Beaudrault ceased to serve as President and Chief Operating Officer of Mitchell’s Fish Market. Mr. Beaudrault remains employed with the Company in a non-executive officer capacity.

The Company expects to provide Mr. Beaudrault with compensation and benefits consistent with the severance provisions governing resignation with good reason and termination without cause set forth in his employment agreement. A copy of Mr. Beaudrault’s employment agreement was attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2012.

Item 7.01. Regulation FD Disclosure.

On January 21, 2015, the Company issued a press release announcing the closing of the sale of the Mitchell’s Restaurants and related assets. A copy of the press release is attached hereto as Exhibit 99.2 and furnished herewith.

The information set forth in the attached Exhibit 99.2 shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, shall not be subject to liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.     Financial Statements and Exhibits.

(b) Pro forma financial information

Unaudited pro forma consolidated financial statements and accompanying notes of the Company giving effect to the sale of the Mitchell’s Restaurants and related assets are attached hereto as Exhibit 99.3, filed herewith and incorporated by reference into this Item 9.01.

(d) Exhibits.

Exhibit No.	Description

99.1	Preliminary and Unaudited Quarterly Condensed Consolidated Statements of Income (Loss) and Non-GAAP Financial Measures.

99.2	Press release dated January 21, 2015.

99.3	Unaudited Pro Forma Consolidated Financial Information of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ John F. McDonald, III

Date: January 27, 2015	John F. McDonald, III
Title: Vice President - General Counsel Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Preliminary and Unaudited Quarterly Condensed Consolidated Statements of Income (Loss) and Non-GAAP Financial Measures.

99.2	Press release dated January 21, 2015.

99.3	Unaudited Pro Forma Consolidated Financial Information of the Company.